FARMERS & MERCHANTS BANCORP, INC.

To All Shareholders:

I am extremely encouraged by F&M's business and financial results as F&M ended the 2019 second quarter with record quarterly earnings, assets, and book value. We believe favorable trends will continue as we recently completed a new long-term strategic plan that is focused on profitable growth, while appropriately managing risk. Unfortunately, our stock price has recently declined, which we do not believe is a reflection of any fundamental issue with our financial or operating performance.

F&M's management and Board of Directors believe there are three important factors shareholders should consider when looking at the company's recent stock performance. These factors are:

1. F&M's long-term stock performance is compelling.
2. F&M's focus on continued growth in profitability and earning into our stock price.
3. F&M's limited trading liquidity creates disproportionate volatility in our stock performance.

We live in a world dominated by the desire for instant gratification, but in reality, instant results are hard to find. At F&M we do not focus on making short-term business decisions but are committed to creating long-term strategies that will benefit our organization for many years to come, and our approach has been very successful. **Every $100 invested in F&M stock as of December 31, 2009, by June 30, 2019 has become $480, assuming reinvestment of dividends, as a result of appreciation in our stock price and our quarterly dividend payments.** We remained focused on executing our strategic growth plan, while rewarding shareholders with our quarterly dividend payment that has increased 75% over the past 10 years.

Total Shareholder Return Since 12/31/09



$750
$600
$450
$300
$150
$-
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
12/31/2018
FMAO
Nasdaq Composite
Nasdaq Bank Index

Earning into our Stock Price: F&M has an established track record of growing earnings. Profitability over the past 10 years has benefitted from the addition of seven, highly productive, new offices opened since 2009, expansion of our net interest margin, growth in loans outstanding, and continued strong asset quality. Going forward, we must continue to grow earnings and we have developed a strategic plan that is focused on achieving this goal. Specifically, in 2019 and beyond, profitability will benefit from the contribution of the Limberlost (Bank of Geneva) acquisition, improved productivity at recently opened office, continued geographic expansion in locations with compelling demographics, the pursuit of additional acquisition opportunities, and proactively managing our costs of funds, while growing noninterest income.

Trading Liquidity Impacts Stock Performance: According to equity research analysts at KBW, an investment bank specializing on the financial services sector, active institutional managers continued to modestly reduce their exposure to stock of financial institutions in 2Q19. Macro trends like this impact all companies within the sector but will disproportionately affect F&M because of our low trading liquidity. Over the past five years we have worked on improving our trading liquidity by meeting with institutional investors, becoming listed on the Nasdaq Stock Exchange, and completing a two-for-one stock split. In addition, because we financed a portion of the Limberlost (Bank of Geneva) acquisition using our stock, we increased the amount of F&M's common stock outstanding by approximately 20%. We will continue our efforts on improving our stock's liquidity.

We remain committed to our core operating strategies, serving our customers and local communities, nurturing an environment for our employees to thrive, and creating long-term value for our shareholders. We have not changed our commitments as a result of the recent volatility and performance of our stock price, and we will not manage the business for short-term gains. Our 2019 second quarter results demonstrate the continued strength in our business and the positive operating and financial trends underway at F&M. We believe we are headed in the right direction and we look forward to years of continued success and value creation for our shareholders.

Sincerely,

Jack C. Johnson
Chairman of the Board

Lars B. Eller
President & CEO

P.O. Box 216 307 North Defiance St., Archbold, Ohio 43502 Phone (419) 446-2501